EXHIBIT 10.1

FIRST AMENDMENT TO ACQUISITION AND CONSULTING AGREEMENT
BETWEEN MAB RESOURCES LLC AND PETROHUNTER ENERGY CORPORATION
DATED OCTOBER 18, 2007

FIRST AMENDMENT TO
ACQUISITION AND CONSULTING AGREEMENT

THIS FIRST AMENDMENT (“First Amendment”) is made this 18th day of October, 2007, by and between MAB Resources LLC (“MAB”) and PetroHunter Energy Corporation (“PetroHunter”), and is an amendment to that certain Acquisition and Consulting Agreement between MAB and PetroHunter, dated effective January 1, 2007 (the “Original Agreement”).

The Parties agree as follows:

1.           Section 3.2(a) of the Original Agreement is hereby amended to provide that the Reserved ORRI: “(a) will not apply to or burden the any lease within the states of Montana or Utah, and will not apply to burden any lease within the area known as the Piceance II properties (as defined in the applicable Underlying Agreement) in any respect, effective October 1, 2007”.

2.           Section 3.3 of the Original Agreement is hereby deleted in its entirety, effective January 1, 2007, and replaced with the following:

“3.3       PetroHunter Shares.  In addition to being subject to the Reserved ORRI, PetroHunter shall issue and deliver to MAB the following shares and shall execute the Promissory Note described in Section 3.5, as further consideration for MAB’s assignment and relinquishment of the MAB Working Interest: Within thirty days after Closing, PetroHunter shall issue to MAB fifty million (50,000,000) shares of its common stock, valued as of the close of trading on December 29, 2006, which is $1.62 (US) per share.  No later than November 15, 2007, PetroHunter shall also issue to MAB twenty-five million (25,000,000) additional shares of its common stock.”

3.           Schedules 1 and 2 under the Original Agreement, as well as any references to “Schedule 1” or “Schedule 2”, shall be deleted in their entirety.

4.           The Original Agreement shall be terminated, effective retroactively to January 1, 2007, with respect to MAB’s rights, interests and obligations and with respect to all of PetroHunter’s (including its subsidiaries and affiliates) rights, interests and obligations pertaining in any manner to oil and gas property interests in the states of Montana and Utah.

5.           Article 5 of the Original Agreement is hereby deleted in its entirety, effective October 1, 2007, except for Section 5.3(f), which shall remain in effect.

6.           The defined terms in the Original Agreement shall apply to this First Amendment.

7.           Except as expressly stated herein, the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first stated above.

MAB RESOURCES LLC

By:   /s/ Marc A. Bruner___________________
      Marc A. Bruner, President

PETROHUNTER ENERGY CORPORATION

By:     /s/ David E. Brody
Title:     Vice President and General Counsel